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                                    BYLAWS

                                      OF

                              NYMA, INCORPORATED


                             ARTICLE I - OFFICES

     Section 1. The principal office of the Corporation in the State of Maryland shall be located at Maryland Trade Center III, 7501 Greenway Center Drive, Suite 1200, Greenbelt, Maryland 20770. The Corporation may have such other offices, within or without State of Maryland as the Directors may designate or as the business of the Corporation may require from time to time.

                          ARTICLE II - STOCKHOLDERS

     Section 1. ANNUAL MEETING. Effective for 1995, the annual meeting of the stockholders shall be held during the month of May of each year for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, provided, that if the annual financial statements of the Corporation have not been prepared by the Corporation's independent auditors, the annual meeting of shareholders shall be adjourned to a later date, of which notice shall be given pursuant to Section 4 of this Article. If the day fixed for the annual meeting shall be a legal holiday in the state in which the meeting is to be held, such meeting shall be held on the next succeeding business day.

     Section 2. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, the Board of Directors or holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote at the meeting.

     Section 3. PLACE OF MEETING. The Board of Directors may designate any place either within or without the State of Maryland as the place of meeting for any annual or special meeting. In the absence of any designation, all meetings shall be held at the principal office of the Corporation.

     Section 4. NOTICE OF MEETING. Written or printed notice, unless waived, stating the place, day and hour of the meeting and, in case of a special meeting, or of a meeting which is required by statute to be held for any special purpose, or of an annual meeting at which special action is to be taken, the purpose or purposes for which the meeting is called, or the special action which is proposed to be taken, shall be delivered not less than ten, nor more than fifty days before the date of the meeting, except that notice of a shareholders' meeting to act on a plan of merger or consolidation shall be given not less than twenty days before the meeting date and shall include a copy or summary of the plan of merger or consolidation. The notice shall be given either personally or


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by mail, by or at the direction of the Board of Directors, the President, the
Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If given personally, such notice shall be deemed to have been delivered when handed to the stockholder or left at his place of business or his residence.

     Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

     Section 6. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged by voting group and within each voting group by class or series of shares, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting shall be kept on file at the principal office of the Corporation and

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shall be subject to inspection by any stockholder making written request therefor at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     Section 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; provided, however, that in no event shall a quorum consist of less than one-third of the outstanding shares having voting power. Less than a quorum may adjourn the meeting to a fixed time and place, without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    Section 8. PROXIES. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by statute or by the Articles of Incorporation.

     Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Except as provided in this Section 10, shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Neither shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for the purpose of any meeting.

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     Shares held by an administrator, executor, guardian, committee, or curator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

     Shares standing in the name of a trustee may be voted by him, but no trustee is entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver or trustee in Bankruptcy proceedings may be voted by him, and shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 11. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the stockholders.

     Section 12. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Stockholders may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

                       ARTICLE III - BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be five. Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified, subject to the provisions of the Certificate of Incorporation. Directors need not be residents of the State of Maryland or stockholders of the Corporation.

     Section 3. REGULAR MEETINGS. The regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders, provided, however, any such regular meeting may be held at any other time or place which


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shall be specified in a notice given as hereinafter provided for special meetings, or in a consent and waiver of notice thereof, signed by all Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of additional regular meetings without other notice than such resolution.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any Vice President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. NOTICE. Notice of any special meeting shall be given either by (a) written notice at least four (4) days in advance of such meeting, delivered in person or by leaving such notice at the place of business or residence of each Director, or by depositing such notice in the United States mail, postage prepaid, addressed to the Director at his address as it appears on the records of the Corporation, (b) verbally in person or by telephone at least two (2) days in advance of such meeting by communication with the Director in person or by telephone, or (c) by telegram delivered to the telegraph company at least two (2) days in advance of such meeting. The business to be transacted at, and the purpose of, any regular meeting need not be specified in the notice or waiver of notice (if any) of a regular meeting. The business to be transacted at, and the purpose of, any special meeting of the Board of Directors shall be specified in the notice of such special meeting.

     Section 6.  QUORUM.  A majority of the number of Directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation or the Bylaws.

     Section 8. ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed before or after such action by all of the Directors and such written consent is filed with the minutes or proceedings of the Board of Directors. Any action taken without a meeting is effective when the last director signs the consent unless the consent specifies a different effective date.


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     Section 9.  VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, subject to the provisions of the Articles of Incorporation. A Director elected to fill a vacancy shall be elected until the next annual meeting of stockholders. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

     Section 10. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 11. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may during intervals between the meetings of the Board exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     Section 12. RESIGNATIONS. Any Director of the Corporation may resign at any time by delivering written notice to the Board of Directors, its Chairman, the President or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date; and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13. REMOVAL OF DIRECTORS. Any Director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of all the shares of the class of stock which elected such Director entitled to vote at any special meeting of the stockholders called for that purpose, and the vacancy in the Board caused by any such removal may be filled by such stockholders at such


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meeting or at any subsequent meeting.

     Section 14. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

                               ARTICLE IV - OFFICERS

     Section 1. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a President, one or more Vice Presidents, a Secretary and a Treasurer. Except as otherwise provided in the Articles of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more of said principal offices except the offices and duties of President and Secretary. None of the principal officers need be Directors of the Corporation.

     Section 2. ELECTION OF PRINCIPAL OFFICERS; TERM OF OFFICE. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.

     If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

     Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal, provided that the terms of office of all Vice Presidents shall terminate at any annual meeting of the Board of Directors at which the President or any Vice President is elected.

     Section 3. SUBORDINATE OFFICERS, AGENTS AND EMPLOYEES. In addition to the Principal Officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chairman of the Board, the President, or any officer designated by the Board of Directors, may from time to time determine. Subordinate officers may serve as accommodation officers without authority over funds or personnel. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.


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     Section 4.  DELEGATION OF DUTIES OF OFFICERS. The Board of Directors may
delegate the duties and powers of any officer of the Corporation to any other officer or to any Director for a specified period of time for any reason that the Board of Directors may deem sufficient.

     Section 5. REMOVAL OF OFFICERS. Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Removal shall be by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the Directors then in office. Election or appointment of an officer or agent shall not of itself create any contract right in favor of such officer or agent. Any officer or assistant officer, if appointed by another officer, may be removed by such officer with or without cause.

     Section 6. RESIGNATIONS. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

     Section 7. VACANCIES. A vacancy in any office elected or appointed by the Board of Directors because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Board of Directors, or any committee, or superior officer to whom authority in the premises may have been delegated by these Bylaws or by resolution of the Board of Directors.

     Section 8. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of stockholders and the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 9. PRESIDENT. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision over the business and affairs of the Corporation. The President shall have all powers and duties usually incident to the office of the President except as specifically limited by a resolution of the

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Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 10. VICE PRESIDENT. In the absence or disability of the President or if the Office of President be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Board of Directors may determine. The Vice President shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

     Section 11. SECRETARY. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

     Section 12. TREASURER. The Treasurer shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

     Section 13. BOND. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such

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surety or sureties as the Board of Directors may determine.

                        ARTICLE V - CAPITAL STOCK

   Section 1. ISSUANCE OF CERTIFICATES FOR CAPITAL STOCK. Each stockholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

   Section 2. SIGNATURE OF STOCK CERTIFICATES. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary and sealed with the seal of the Corporation. The signature of any one of these officers upon a certificate may be a facsimile if the certificate is signed by another of such officers, and the signatures of both of such officers may be facsimiles if the certificate be countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

   Section 3. STOCK LEDGER. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number represented by each such certificate, the date of each such certificate, and in case of certificates which have been cancelled the dates of cancellation thereof.

   The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

   Section 4. REGULATIONS RELATING TO TRANSFER. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock

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being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

   Section 5. CANCELLATION. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 6) until such existing certificate shall have been cancelled.

   Section 6. LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate.

                        ARTICLE VI - INDEMNIFICATION

   Section 1. INDEMNIFICATION. The Corporation shall, to the full extent permitted by applicable law, indemnify any person who, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party or is threatened to be made a party to:

      (a) any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Corporation), against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding; or

      (b) any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a

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judgment in its favor, against expenses (including reasonable attorneys'
fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

   Any indemnification by the Corporation pursuant hereto shall be only made in the manner and to the extent authorized by applicable law, and any such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

   Section 2. INDEMNIFICATION INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law.

                       ARTICLE VII - GENERAL PROVISIONS

   Section 1. CORPORATE SEAL. The seal of the Corporation shall be circular in form with the name of the Corporation and the words "Corporate Seal" engraved thereon. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

   Section 2. FISCAL YEAR. The fiscal year shall end on the last day of December of each year.

   Section 3. WAIVER OF NOTICE. Whenever any notice is required to be given under any provision of law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Bylaws.

   Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

   Section 4.  EXECUTION OF INSTRUMENTS, CONTRACTS, ETC.

      (a)  All checks, drafts, bills of exchange, notes or

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other obligations or orders for the payment of money issued by the
Corporation shall be signed in the name of the Corporation by the President or such other officer or officers or person or persons, as the Board of Directors may from time to time designate.

      (b) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

      (c) All applications, written instruments and papers required by or filed with any department of the United States government or any state, county, municipal or other governmental official or authority, may, if permitted by applicable law, be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other person named, one or more other persons.

   Section 5. DIVIDENDS. Subject to the laws of the State of Maryland the Board of Directors may, from time to time, declare and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation.

   Section 6. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

   Section 7. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

   Section 8. PREEMPTIVE RIGHTS. Each holder of the common shares of the Corporation shall have the preemptive right to purchase his pro rata portion of the issuance of any class of stock, including Treasury stock, at such price which may be in excess of par value, within such time and on such terms as shall be fixed and determined by the Board of Directors;

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provided, that for purposes of this provision, the term "pro rata portion"
for each stockholder shall be equal to the product of the total number of shares of such issuance, multiplied by a fraction, the denominator of which shall be the total number of common shares then issued and outstanding (exclusive of any shares being then issued) and the numerator of which shall be the number of shares then owned by such stockholder (exclusive of any shares being then issued).

   Section 9. OTHER ACTIVITIES OF THE STOCKHOLDERS. Each of the stockholders, in their individual capacity or in any other capacity, shall be free in all respects to engage in, to conduct or participate in any business or activity whatsoever and without any limitation, and to do all acts and things incidental to such business, without any accountability, liability, or obligation whatsoever, to the Corporation or any other officer, director or stockholder or any other individual having an interest in the Corporation, even if such business or activity competes with or is enhanced by the business of the Corporation.

                            ARTICLE VIII - AMENDMENTS

   Section 1. POWER OF DIRECTORS TO AMEND. The Board of Directors shall have power to alter, amend and repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation at any regular or special meeting of the Board, provided that the Board of Directors may not alter, amend, or repeal any Bylaw which establishes the number of Directors, the time or place of stockholders' meetings, or what constitutes a quorum at such stockholders' meetings, or which was adopted by the stockholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors, or the amendment or repeal of which is reserved to the stockholders by law.

   Section 2. POWER OF STOCKHOLDERS TO AMEND. The stockholders may alter, amend and repeal any Bylaw of the Corporation which establishes the number of Directors, the time or place of Stockholders' meetings, or what constitutes a quorum at such stockholders' meetings, or which was adopted by the stockholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors, or the amendment or repeal of which is reserved to the stockholders by law. Any alteration, amendment, or repeal by the stockholders shall be made at any annual meeting or at a special meeting called for the purpose.

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